PAYMENT OF ALL AMOUNTS PAYABLE UNDER THIS TERM NOTE IS SUBORDINATED TO PAYMENT OF ALL “SENIOR DEBT” AS DEFINED IN, AND IN THE MANNER AND TO THE EXTENT SET FORTH IN, THAT CERTAIN SUBORDINATION AGREEMENT DATED AS OF DECEMBER 7, 2012 BY AND AMONG THE HOLDER HEREOF, IMPERIUM SPECIAL FINANCE FUND, LP AND CACHET FINANCIAL SOLUTIONS, INC.

Exhibit 10.1

Amendment to Conversion Agreement

Effective Date:  December 15, 2014

WHEREAS, Cachet Financial Solutions, Inc., a Delaware corporation (“Cachet Delaware”), and Cachet Financial Solutions Inc., a Minnesota corporation (“Cachet Minnesota”) (Cachet Delaware and Cachet Minnesota may be referred to collectively as “Company”), and Michael J. Hanson (“Holder”) and James L. Davis (“Holder”) (Holders together with Company, may collectively be referred to as “Parties”) entered into a Conversion Agreement, effective June 17, 2014 (the "Agreement"); and

WHEREAS, the Parties desire to amend the warrant coverage as set forth in the Agreement to provide 100% warrant coverage for the number of whole shares issued pursuant to the Promissory Notes converted under the Agreement.

NOW THEREFORE, for valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties agree as follows:

1.	Capitalized terms not defined herein have the meanings ascribed to them in the Agreement.

2.	Section 1(d) of the Agreement shall be amended and restated in its entirety to read as set forth below.

(d)

The number of shares of common stock of Cachet Delaware issuable upon conversion shall equal the number obtained by dividing (x) the total amount of principal and interest being converted, by (y) the Conversion Price. In this regard, the “Conversion Price,” will equal the conversion price at which that certain series of Convertible Promissory Notes of Cachet Delaware, offered for sale in March-May 2014 (a copy of which is attached hereto as Exhibit A), convert into common stock of Cachet Delaware upon the consummation of an “IPO,” as defined therein. For clarity, this means that the Promissory Notes will convert at a rate that includes at least a 15% discount from the price at which common stock of Cachet Delaware is sold in the IPO. In addition, each of Michael J. Hanson and James L. Davis will receive 100% warrant coverage for the whole shares issued pursuant to the Promissory Notes converted hereunder (as set forth in Exhibit A of this Amendment).  The exercise price for the Actual Warrants Issued (as set forth in Exhibit A) shall be 125% of the price at which common shares of Cachet Delaware are sold in the IPO.  The exercise price for the warrants being issued pursuant to this Amendment (the “Amendment Warrants”) as set forth in Exhibit A shall be $2.00.  The Amendment Warrants shall have a five year term beginning from the Effective Date of this Addendum.

3.	All terms and conditions of the Conversion Agreement shall remain in full force and effect, except to the extent specifically modified herein.

IN WITNESS WHEREOF, each of the Parties has caused this Second Letter Amendment to be executed by its duly authorized representative as of the Effective Date written above.

Holder:		Cachet Financial Solutions Inc.
a Minnesota corporation

By:	/s/ Michael J. Hanson	By:	/s/ Jeffrey C. Mack
	Michael J. Hanson		Jeffrey C. Mack
Chief Executive Officer

Holder:		Cachet Financial Solutions, Inc.
a Delaware corporation

By:	/s/ James L. Davis	By:	/s/ Jeffrey C. Mack
	James L. Davis		Jeffrey C. Mack
Chief Executive Officer

Exhibit A

Debt Holder	Principal Amt Note	Whole Shares Issued	Actual Warrants Issued	Actual Warrants Price	Proposed Amendment Warrants	New Revised Warrants	Amendment Warrants Price
James L. Davis	$2,425,000	2,141,432	1,550,000	$1.88	591,432	2,141,432	$2.00
Michael J. Hanson	$1,700,000	1,471,494	1,033,333	$1.88	438,161	1,471,494	$2.00